SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                           FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934.

Date of Report (Date of earliest event reported):  January 22, 2001


                   Alfa International Corp.
_________________________________________________________________
 (Exact name of registrant as specified in its charter)




     New Jersey                   0-17264             22-2216835
_________________________________________________________________
(State or other                (Commission        (IRS Employer
jurisdiction of                 File Number)       Identification
incorporation)                                     Number)



      107 Industrial Drive, Jersey City, N.J.         07305
________________________________________________________________
    (Address of principal executive offices)       (Zip Code)




Registrant's telephone number, including area code 201-332-2200
                                                   ____________


________________________________________________________________
  (Former name or former address if changed since last report)







Item 5.  Other Events
---------------------

     The Registrant's wholly owned subsidiary Ty-Breakers Corp. ("Ty-Breakers") and E.I. duPont de Nemours & Co. ("DuPont") entered into a patent licensing agreement ("Agreement") effective December 1, 2000 whereby DuPont was granted an exclusive worldwide license under Ty-Breakers's U.S. Patent # 5,150,660.

     The Agreement contemplates the manufacture, marketing and sale by DuPont of Ty-Breakers' patented Kensel fabric material. Under the terms of the Agreement DuPont will (1) pay royalties to Ty-Breakers on DuPont's worldwide sales of the Kensel fabric material, and (2) for a period of five years from the effective date of the Agreement, grant Ty-Breakers a price concession of 15% off DuPont's prevailing list price for Kensel material manufactured under the Agreement and purchased by Ty-Breakers for use in its own business.


Item 7.  Exhibits
---------------------


     (c) A copy of the Patent License Agreement, dated as of December 1, 2000, by and between DuPont and Ty-Breakers is attached hereto as Exhibit A.



                           SIGNATURES
                           __________


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 17, 2001

                              ALFA International Corp.
                              ________________________
                                   (Registrant)



                              BY: /s/ Frank J. Drohan
                                  ___________________
                                   Frank J. Drohan,
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer